Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)(1)
(Form Type)

GS Mortgage Securities Corporation II
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Mortgage Backed Securities	Benchmark 2025-B41 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-B41	457(s)	$507,212,209	100%	$507,212,209	0.00015310	$77,654.19
Carry Forward Securities
Carry Forward Securities	Mortgage Backed Securities	Commercial Mortgage Pass-Through Certificates	415(a)	$41,814,791	100%	$41,814,791	0.00012450	$5,205.94	Form SF-3	333-286173	August 5, 2025	$5,205.94
	Total Offering Amounts					$549,027,000(3)		$82,860.13(3)
	Total Fees Previously Paid							$82,860.13(3)
	Total Fee Offsets
	Net Fee Due							$0
(1)	This is the final prospectus for the Benchmark 2025-B41 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-B41 offering.
(2)	Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	The Registrant previously registered $15,227,027,791.16 of securities under a registration statement on Form SF-3 (Registration No. 333-226082) filed on July 6, 2018 (as modified by one pre-effective amendment, which was filed on December 17, 2018), with an effective date of December 21, 2018. The Registrant carried forward $5,524,410,791.16 of those previously registered securities under a registration statement on Form SF-3 (Registration No. 333-261764) filed on December 20, 2021 (as modified by one pre-effective amendment, which was filed on March 24, 2022), with an effective date of March 30, 2022. The Registrant carried forward $41,814,791.16 of those previously registered securities under a registration statement on Form SF-3 (Registration No. 333-286173) filed on March 27, 2025 (as modified by one pre-effective amendment, which was filed on July 21, 2025), with an effective date of August 5, 2025, which remain unsold. The Registrant is carrying forward $41,814,791 of those previously registered securities and the $5,205.94 of registration fees previously paid in connection with such unsold securities, and payment of the remaining $77,654.19 registration fee was made on August 11, 2025 in connection with the filing of the preliminary prospectus (accession number: 0001539497-25-002080) pursuant to Rule 424(h) under the Securities Act of 1933.